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                                                                    Exhibit 99.1

CROWLEY
PRESS RELEASE

Contact: Mark Miller                    Jenifer Kimble
Director, Corporate Communications      Sr. Specialist, Corporate Communications
Crowley Maritime Corp.                  Crowley Maritime Corp.
Tel: (904) 727-4295                     Tel: (904) 727-2513
miller@crowley.com                      jenifer.kimble@crowley.com

For Immediate Release

           Crowley Suspends Liner Shipping Operations in the U.S. Gulf Gulf - Central America Cargoes to be Handled via Port Everglades

(JACKSONVILLE, Fla.; August 31, 2005) Crowley announced today that its Gulfport, Miss., port facilities and New Orleans office have been closed until further notice due to damage from Hurricane Katrina. All sailings, including the company's thrice-weekly liner shipping service between the U.S. Gulf and Puerto Cortes, Honduras and Santo Tomas, Guatemala, will be handled over Port Everglades, Fla., for the foreseeable future.

     "We have developed a sailing schedule that will include port calls in Port Everglades for those shipments that traditionally utilize Gulfport," said John Hourihan, senior vice president and general manager, Latin America. "In the near term, we plan to sail to Santo Tomas and Puerto Cortez from Port Everglades tomorrow, Saturday, Sunday, Monday, Tuesday, and next Thursday. This schedule and future schedules will be updated regularly on our web site at www.crowley.com and we encourage customers to check it regularly, not only for sailing information, but for other service announcements as well."

     Crowley is attempting to verify the safety and well being of all of its employees in the Gulf, as well as assess their needs. Damage to facilities in Gulfport and Crowley equipment appears to be extensive based on national news reports. Crowley personnel are en route to the area and will survey the situation as soon as it is safe and practical to do so.

     Apparel shippers should continue to make their bookings through the company's apparel desk in Miami at 1-800-835-2807.

     All other customers can reach Crowley's booking and customer service departments by calling 1-800-CROWLEY.

     Customers who believe they may have been affected by the hurricane should immediately notify their cargo underwriters. If any information is needed from Crowley, customers may contact Berry Landers or Dwight Menard at 800-874-6769 or 904-727-2229.

     Oakland-based Crowley Maritime Corporation, founded in 1892, is primarily a family and employee-owned company that provides diversified transportation and logistics services in domestic and international markets by means of three operating lines of business: Liner Services; Petroleum Services and Marine Services. Other services provided within these business lines include logistics; contract towing and transportation; ship assist and escort; energy support;
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salvage and emergency response; vessel management, and petroleum and chemical transportation, distribution and sales. Additional information about Crowley its subsidiaries and business units may be found on the Internet at www.crowley.com.

Safe Harbor Statement Under the Private Litigation Securities Litigation Reform Act of 1995:

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words or phrases "can be," "expects," "may affect," "anticipates," "may depend," "believes," "estimates," "plans," "projects" and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and the Company cautions that any forward-looking information provided by or on behalf of the Company is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond the Company's control.

 In addition to those risks discussed public filings, press releases and statements by the Company's management, factors that may cause the Company's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) changes in worldwide demand for chemicals, petroleum products and other cargo shipped by the Company's customers; (ii) the cyclical nature of the shipping markets in which the Company's Liner Services segment operates; (iii) changes in domestic and foreign economic, political, military and market conditions; (iv) the effect of, and the costs of complying with, federal, state and foreign laws and regulations; (v) the impact of recent and future acquisitions and joint ventures by the Company on its business and financial condition; (vi) fluctuations in fuel prices; (vii) the Company's ongoing need to be timely in replacing or rebuilding certain of its tankers and barges currently used to carry petroleum products; (viii) competition for the Company's services in the various markets in which it operates; (ix) risks affecting the Company's ability to operate its vessels or carry out scheduled voyages, such as catastrophic marine disaster, adverse weather and sea conditions, and oil, chemical and other hazardous substance spills; (x) the effect of pending asbestos or other toxic tort related litigation and related investigations and proceedings; (xi) the state of relations between the Company and its unionized work force as well as the effects of possible strikes or other related job actions; (xii) risks associated with the construction of articulated tug-barge units; and (xiii) risks associated with the Company's foreign operations.

 All such forward-looking statements are current only as of the date on which such statements were made. The Company does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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